                                        EX-99.B(b)fibylaws

            WADDELL & REED ADVISORS FIXED-INCOME FUNDS, INC.
                                 BY-LAWS

                (as Amended and Restated August 21, 2002)

                                ARTICLE I
                              STOCKHOLDERS

     Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of Maryland as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

     Section 2. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such hour as may be determined by the
Board of Directors and as shall be designated in the notice of meeting on such date within 31 days after the 1st day of June in each year as may be fixed by the Board of Directors for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting. The Corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

     Section 3. Special or Extraordinary Meetings. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, or by the President or by
the Board of Directors and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one fourth in amount of the entire capital stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. Notice of Meetings of Stockholders. Not less than ten days'
and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation.

     No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 5. Record Dates. The Board of Directors may fix, in advance, a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding ninety days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

     Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the shares of the stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

     Section 7. Voting and Inspectors. At all meetings of the stockholders, every stockholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such stockholder, or his duly authorized attorney, through written, electronic, telephonic, computerized, facsimile,
telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Directors or one or more executive officers of the Corporation. No proxy which is dated or, if otherwise provided as permitted by these Bylaws and applicable Maryland law, provided more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name or, if otherwise provided as permitted by these Bylaws and applicable Maryland law, provide a longer period for which it is to remain in force.

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws.

     At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of
Director shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten per cent (10%) of the stock entitled to vote on such election or matter.

     Section 8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board of
Directors, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if neither the Chairman of the Board of Directors, the President nor any Vice President is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings, or if not present, an
Assistant Secretary shall so act, if neither the Secretary nor an Assistant
Secretary is present, then the meeting shall elect its secretary.

     Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                ARTICLE II
                           BOARD OF DIRECTORS

     Section 1. Number and Tenure of Office. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of that number of Directors named in the Articles of
Incorporation, which number may be increased or decreased as provided in
Section 2 of this Article. Each director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualifies. Directors need not be stockholders.

     Section 2. Increase or Decrease in Number of Directors. The Board of
Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding twenty, and may elect
Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly elected and qualify; the Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three. Vacancies occurring other than by reason of any such increase shall be filled as provided by the Maryland General
Corporation Law.

     Section 3. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the
State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4. Regular Meetings. Regular meetings of the Board of
Directors shall be held at such time and on such notice, if any, as the
Directors may from time to time determine.

     The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors.

     Section 5. Special Meetings. Special meetings of the Board of
Directors may be held from time to time upon call of the Chairman of the
Board of Directors, if any, the President or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section 6. Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute, by the Articles of
Incorporation or by these By-Laws.

     Section 7. Executive Committee. The Board of Directors may, by the
affirmative vote of a majority of the entire Board, elect from the
Directors an Executive Committee to consist of such number of Directors as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such
Committee and may fill vacancies in the Committee by election from the
Directors. When the Board of Directors is not in session, the Executive
Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the
Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the
Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the
Executive Committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of
Directors to act in the place of such absent member.

     Section 8. Other Committees. The Board of Directors, by the
affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The
Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

     Section 9. Informal Action by Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be.

     Section 10. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

     Section 11. Power to Declare Dividends and/or Distributions. The Board
of Directors, from time to time as it may deem advisable, may declare and pay dividends and/or distributions in shares of the Fund, cash or other property of the Corporation, as determined by resolution of the Board of
Directors out of any source available for dividends and/or distributions, to the stockholders according to their respective rights and interests in accordance with the provisions of the Articles of Incorporation.

                                ARTICLE III
                                OFFICERS

     Section 1. Executive Officers. The executive officers of the
Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These may include a Chairman of the Board of Directors, and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of
Directors), a Secretary and a Treasurer. The Chairman of the Board of
Directors, if any, and the President shall be selected from among the
Directors. The Board of Directors may also in its discretion appoint
Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the
Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualify;
however, any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

     Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

                                ARTICLE IV
                              CAPITAL STOCK

     Section 1. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the
Corporation or its agents may reasonably require, in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

     Section 2. Stock Ledgers. The stock ledgers of the Corporation, containing the name and address of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

                                 ARTICLE V
                             CORPORATE SEAL

     The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                ARTICLE VI
                               FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by the Board of
Directors.

                                ARTICLE VII
                          AMENDMENT OF BY-LAWS

     The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of
Directors; but any such alteration, amendment, addition or repeal of the
By-Laws by action of the Board of Directors may be altered or repealed by the stockholders.

                               ARTICLE VIII
                      INDEMNIFICATION AND INSURANCE

    Section 8.01. Indemnification of Officers, Directors, Employees and
Agents. The Corporation shall indemnify and advance expenses to its present and past directors, officers, employees and agents, and any persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or enterprise, to the full extent provided and allowed by
Section 2-418 of the Annotated Corporations and Associations Code of
Maryland concerning corporations, as amended from time to time or any other applicable provisions of law. Notwithstanding anything herein to the contrary, no director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified in violation of Section 17(h) and
(i) of the Investment Company Act of 1940, as amended.

     Section 8.02. Insurance of Officers, Directors, Employees and Agents.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

     Section 8.03. Non-exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the
Articles of Incorporation, these Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     Section 8.04. Amendment. No amendment, alteration or repeal of this
Article, or the adoption, alteration or amendment of any other provision of the Articles of Incorporation or Bylaws inconsistent with this Article, shall adversely affect any right or protection of any person under this
Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.